Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-/333663) of Tim Hortons Inc. of our report dated March 6, 2007 relating to the consolidated financial statements and financial Statement Schedule II, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada
March 9, 2007